Exhibit 99.1

News Release

STREAMLINE HEALTH® SOLUTIONS REPORTS $8.8 MILLION REVENUE;
$2.7 MILLION ADJUSTED EBITDA IN Q2 2013

Atlanta, Georgia — September 9, 2013 — Streamline Health Solutions, Inc. (NASDAQ: STRM), a leading provider of knowledge management solutions for healthcare providers, today announced financial results for the second quarter of fiscal year 2013, which ended July 31, 2013.

Revenues increased 74% for the three-month period ended July 31, 2013 to $8.8 million, as compared to $5.0 million in the second quarter of fiscal 2012. The quarterly increase was attributable to significant new sales in the Collabra suite, which includes computer assisted coding and clinical documentation improvement solutions acquired from Meta Health Technology in Q3 2012, increases in SaaS-based revenue primarily in the Company’s business analytics suite, OpportunityAnyWare and recurring maintenance in the AccessAnyWare and Collabra suites.

Adjusted EBITDA increased 81% in the quarter to $2.7 million, as compared to $1.5 million in the second quarter of fiscal 2012. Cash on the balance sheet also increased appreciably to $5.4 million.

“We continue to grow with our clients,” said Robert E. Watson, President and Chief Executive Officer of Streamline Health. “Our clients are telling us what they need to be successful in this rapidly changing industry, and we believe our solutions help them meet those needs as witnessed by our first eCAC solution sale in the second quarter. Our plan is to leverage our many relationships to cross sell incremental solutions, with particular emphasis on our business analytics and our coding solutions as the deadline for ICD-10 nears.”

Highlights for the quarter included:

•                  Revenue for the second quarter 2013 was $8.8 million, an increase of 74% over the comparable period in 2012;

•                  Software as a Service (SaaS) revenues for second quarter 2013 was $1.9 million, an increase of 9% over Q2 2012;

•                  Maintenance and support revenues for the second quarter 2013 was $3.6 million, a 58% increase over the comparable period in 2012 primarily attributable to the contracts acquired as part of the Meta Health Technologies acquisition in August 2012;

•                  New sales bookings for the quarter were $5.3 million;

•                  Backlog at the end of the quarter was $51.9 million.

Operating expenses for the three-month period ending July 31, 2013 were $7.8 million, compared to $5.1 million in the comparable prior year period; an increase of $2.7 million, or 54%, over the prior year comparable period.

Backlog at July 31, 2013 was $51.9 million, compared with $51.0 million at January 31, 2013 and $32.2 million at July 31, 2012. The fiscal second quarter backlog decline of approximately $1.3 million as compared to the fiscal first quarter is primarily attributable to recognized revenue in this quarter being drawn from backlog as expected.

Conference Call Information

The Company will conduct a conference call and webcast to review the results on Monday, September 9 2013 at 5:00 pm EDT. Interested parties can access the call by dialing 888-504-7963 and then entering the passcode 2615298. A live webcast will also be available by clicking this link: http://bit.ly/19FIIAQ

A replay of the conference call will be available from Monday, September 9, 2013 at 7:00 p.m. EDT to Saturday, September 14, 2013 at 7:00 p.m. EDT by dialing 888-203-1112 and entering passcode 2615298.

* Non-GAAP Financial Measures

Streamline Health reports its financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). Streamline Health’s management also evaluates and makes operating decisions using various other measures. One such measure is adjusted EBITDA, which is a non-GAAP financial measure. Streamline Health’s management believes that these measures provide useful supplemental information regarding the performance of Streamline Health’s business operations.

Streamline Health defines “non-GAAP adjusted net earnings (loss)” as GAAP net earnings (loss), plus losses on conversion of convertible notes, transaction related expenses, and non-recurring operational costs.

Streamline Health defines “adjusted EBITDA” as net earnings (loss) plus interest expense, tax expense, depreciation and amortization expense of tangible and intangible assets, stock-based compensation expense, significant non-recurring operating expenses, and transactional related expenses including: gains and losses on debt and equity conversions, associate severances and related restructuring expenses, associate inducements, and professional and advisory fees, and internal direct costs incurred to complete transactions.

About Streamline Health

Streamline Health Solutions, Inc. (NASDAQ: STRM) is a leading provider of SaaS-based healthcare information technology (HCIT) solutions for healthcare providers. The company’s comprehensive suite of solutions includes: enterprise content management (ECM), business analytics, integrated workflow systems, clinical documentation improvement (CDI), and computer assisted coding (CAC). This unique combination of solutions is designed to help healthcare organizations manage the financial and operational challenges they face in the ever-changing world of healthcare today and in the future. For more information, please visit our website at www.streamlinehealth.net.

Safe Harbor statement under the Private Securities Litigation Reform Act of 1995

Statements made by Streamline Health Solutions, Inc. that are not historical facts are forward-looking statements that are subject to risks and uncertainties and are no guarantee of future performance. The forward looking statements contained herein are subject to certain risks, uncertainties and important factors that could cause actual results to differ materially from those reflected in the forward-looking statements, included herein. These risks and uncertainties include, but are not limited to, the timing of contract negotiations and execution of contracts and the related timing of the revenue recognition related thereto, the potential cancellation of existing contracts or clients not completing projects included in the backlog, the impact of competitive products and pricing, product demand and market acceptance, new product development, key strategic alliances with vendors that resell the Company’s products, the ability of the Company to control costs, availability of products obtained from third party vendors, the healthcare regulatory environment, potential changes in legislation, regulation and government funding affecting the healthcare industry, healthcare information systems budgets, availability of healthcare information systems trained personnel for implementation of new systems, as well as maintenance of legacy systems, fluctuations in operating results, effects of critical accounting policies and judgments, changes in accounting policies or procedures as may be required by the Financial Accountings Standards Board or other similar entities, changes in economic, business and market conditions impacting the healthcare industry, the markets in which the Company operates and nationally, and the Company’s ability to maintain compliance with the terms of its credit facilities, and other risks detailed from time to time in the Streamline Health Solutions, Inc. filings with the U. S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date hereof. The Company undertakes no obligation to publicly release the results of any revision to these forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Company Contact:	Investor Contacts:
Ashley Moore	Randy Salisbury
Director, Marketing	Investor Relations
(404)-446-2057 ashley.moore@streamlinehealth.net	(404)-229-4242 randy.salisbury@streamlinehealth.net

STREAMLINE HEALTH SOLUTIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2013	2012	2013	2012
Revenues:
Systems sales	$2,233,668	$75,670	$2,558,314	$429,200
Professional services	1,039,240	941,419	1,958,591	2,063,858
Maintenance and support	3,620,446	2,297,246	7,001,046	4,648,821
Software as a service	1,880,007	1,734,719	3,728,748	3,352,308
Total revenues	8,773,361	5,049,054	15,246,699	10,494,187

Operating expenses:
Cost of systems sales	661,124	532,332	1,299,722	1,218,859
Cost of services, maintenance and support	2,062,220	1,209,187	4,021,271	2,486,951
Cost of software as a service	514,075	616,781	1,093,154	1,299,087
Selling, general and administrative	3,408,153	2,204,205	6,989,020	3,873,965
Research and development	1,160,147	510,842	2,257,157	967,205
Total operating expenses	7,805,719	5,073,347	15,660,324	9,846,067
Operating income (loss)	967,642	(24,293)	(413,625)	648,120
Other income (expense):
Interest expense	(587,808)	(391,188)	(1,154,373)	(599,018)
Miscellaneous income (expenses)	(1,064,163)	(23,788)	(1,806,428)	12,257
Earnings (loss) before income taxes	(684,329)	(439,269)	(3,374,426)	61,359
Income tax expense	(143,874)	(24,000)	(163,624)	(33,000)
Net (loss) earnings	$(828,203)	$(463,269)	$(3,538,050)	$28,359
Less: deemed dividends on Series A Preferred Shares	(15,510)	––	(357,147)	––
Net (loss) earnings attributable to common shareholders	$(843,713)	$(463,269)	$(3,895,197)	$28,359
Basic net (loss) earnings per common share	$(0.07)	$(0.04)	$(0.31)	$0.00
Number of shares used in basic per common share computation	12,861,715	11,316,083	12,698,094	10,817,214
Diluted net (loss) earnings per common share	$(0.07)	$(0.04)	$(0.31)	$0.00
Number of shares used in diluted per common share computation	12,861,715	11,316,083	12,698,094	10,936,752

STREAMLINE HEALTH SOLUTIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)

Assets

	July 31, 2013	January 31, 2013

Current assets:
Cash and cash equivalents	$5,355,673	$7,500,256
Accounts receivable, net of allowance for doubtful accounts of $134,000 and $134,000, respectively	10,773,182	8,685,017
Contract receivables	1,769,738	1,481,819
Prepaid hardware and third party software for future delivery	22,777	22,777
Prepaid client maintenance contracts	1,176,432	1,080,330
Other prepaid assets	924,512	997,024
Other current assets	—	110,555
Total current assets	20,022,314	19,877,778

Non-current assets:
Property and equipment:
Computer equipment	3,481,679	3,420,452
Computer software	2,202,444	2,196,236
Office furniture, fixtures and equipment	870,079	843,274
Leasehold improvements	697,570	697,570
	7,251,772	7,157,532
Accumulated depreciation and amortization	(6,296,766)	(5,958,727)
Property and equipment, net	955,006	1,198,805

Contract receivables, less current portion	95,816	126,626
Capitalized software development costs, net of accumulated amortization of $18,861,000 and $17,465,000, respectively	12,218,230	12,816,486
Intangible assets, net	7,559,154	8,188,131
Deferred financing costs, net	331,955	541,740
Goodwill	12,166,959	12,133,304
Other	459,823	383,708
Total non-current assets	33,786,943	35,388,800
	$53,809,257	$55,266,578

STREAMLINE HEALTH SOLUTIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
Liabilities and Stockholders’ Equity

	July 31, 2013	January 31, 2013

Current liabilities:
Accounts payable	$1,605,745	$1,495,913
Accrued compensation	1,021,515	2,088,850
Accrued other expenses	1,318,947	1,325,039
Deferred revenues	10,040,005	9,810,442
Contingent consideration for earn-out	1,358,722	1,319,559
Current portion of long-term debt	1,250,000	1,250,000
Current portion of deferred tax liability	35,619	35,619
Total current liabilities	16,630,553	17,325,422

Non-current liabilities:
Term loans, less current portion	11,812,500	12,437,501
Warrants liability	5,981,000	3,649,349
Lease incentive liability, less current portion	79,603	99,579
Deferred income tax liability, less current portion	663,033	529,709
Total non-current liabilities	18,536,136	16,716,138
Total liabilities	35,166,689	34,041,560

Series A 0% Convertible Redeemable Preferred Stock, $.01 par value per share, $11,999,985 redemption value, 4,000,000 shares authorized, 3,999,995 issued and outstanding, net of unamortized preferred stock discount of $4,034,470 and $4,234,269, respectively	7,965,515	7,765,716

Stockholders’ equity:
Common stock, $.01 par value per share, 25,000,000 shares authorized, 13,039,619 and 12,643,620 shares issued and outstanding, respectively	130,396	126,436
Convertible redeemable preferred stock, $.01 par value per share, 1,000,000 shares authorized, no shares issued	––	––
Additional paid in capital	49,930,230	49,178,389
Accumulated deficit	(39,383,573)	(35,845,523)
Total stockholders’ equity	10,677,053	13,459,302
	$53,809,257	$55,266,578

STREAMLINE HEALTH SOLUTIONS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

	Six Months Ended July 31,
	2013	2012
Operating activities:
Net (loss) earnings	$(3,538,050)	$28,359
Adjustments to reconcile net (loss) earnings to net cash (used in) provided by operating activities:
Depreciation and amortization	2,549,084	1,610,343
Valuation adjustment for warrants liability	1,670,354	––
Deferred tax expense	99,669	––
Valuation adjustment for contingent earn-out	39,163	––
Share-based compensation expense	825,531	399,961
Changes in assets and liabilities, net of assets acquired:
Accounts and contract receivables	(2,092,868)	2,438,948
Other assets	(227,263)	(610,237)
Accounts payable	89,856	(167,998)
Accrued expenses	(1,011,963)	597,038
Deferred revenues	229,563	(1,128,200)
Net cash (used in) provided by operating activities	(1,366,924)	3,168,214

Investing activities:
Purchases of property and equipment	(94,240)	(448,768)
Capitalization of software development costs	(797,794)	(970,000)
Net cash used in investing activities	(892,034)	(1,418,768)

Financing activities:
Principal repayments on term loans	(625,001)	––
Proceeds from exercise of stock options and stock purchase plan	739,376	79,022
Net cash provided by financing activities	114,375	79,022
(Decrease) increase in cash and cash equivalents	(2,144,583)	1,828,468
Cash and cash equivalents at beginning of period	7,500,256	2,243,054
Cash and cash equivalents at end of period	$5,355,673	$4,071,522
Supplemental cash flow disclosures:
Interest paid	$589,468	$299,712
Income taxes paid	$409,750	$23,276

*Supplemental Disclosure of Non-Cash Financing Activity

In June 2012, the $3,000,000 convertible note and accrued interest was converted to 1,529,729 common shares at $2.00 per share.

STREAMLINE HEALTH SOLUTIONS, INC.
Backlog
(Unaudited)
Table A

	July 31, 2013	January 31, 2013	July 31, 2012
Streamline Health Software Licenses	$2,873,000	$3,416,000	$120,000
Hardware and Third Party Software	25,000	100,000	119,000
Professional Services	7,765,000	4,527,000	4,678,000
Software as a Service	17,123,000	20,439,000	9,937,000
Maintenance and Support	24,094,000	22,504,000	17,332,000
Total	$51,880,000	$50,986,000	$32,186,000

STREAMLINE HEALTH SOLUTIONS, INC.
New Bookings
(Unaudited)
Table B

	Three Months Ended July 31, 2013
	Value	% of Total Bookings
Streamline Health Software licenses	$1,750,000	33%
Software as a service	145,000	3%
Maintenance and support	2,106,000	40%
Professional services	1,285,000	24%
Hardware & third party software	1,000	0%
Total bookings	$5,287,000	100%

Reconciliation of Non-GAAP Financial Measures
(Unaudited)
Table C

This press release contains a non-GAAP financial measure under the rules of the U.S. Securities and Exchange Commission for adjusted EBITDA. This non-GAAP information supplements and is not intended to represent a measure of performance in accordance with disclosures required by U.S. generally accepted accounting principles. Non-GAAP financial measures are used internally to manage the business, such as in establishing an annual operating budget. Non-GAAP financial measures are used by Streamline Health’s management in its operating and financial decision-making because management believes these measures reflect ongoing business in a manner that allows meaningful period-to-period comparisons. Accordingly, the Company believes it is useful for investors and others to review both GAAP and non-GAAP measures in order to (a) understand and evaluate current operating performance and future prospects in the same manner as management does and (b) compare in a consistent manner the company’s current financial results with past financial results. The primary limitations associated with the use of non-GAAP financial measures are that these measures may not be directly comparable to the amounts reported by other companies and they do not include all items of income and expense that affect operations. The Company’s management compensates for these limitations by considering the company’s financial results and outlook as determined in accordance with GAAP and by providing a detailed reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures in the tables attached to this press release. Streamline Health defines “adjusted EBITDA” as net (loss) earnings plus interest expense, tax expense, depreciation and amortization expense of tangible and intangible assets, stock-based compensation expense, significant non-recurring operating expenses, and transactional related expenses including: gains and losses on debt and equity conversions, associate severances and related restructuring expenses, associate inducements, professional and advisory fees, and internal direct costs incurred to complete transactions.

Reconciliation of net (loss) earnings to non-GAAP adjusted EBITDA (in thousands)

Adjusted EBITDA Reconciliation

	Three Months Ended,		Six Months Ended,
	July 31,	July 31,	July 31,	July 31,
	2013	2012	2013	2012
Net (loss) earnings	$(828)	(463)	(3,538)	28
Interest expense	588	391	1,154	599
Income tax expense	144	24	164	33
Depreciation	167	183	338	363
Amortization of capitalized software development costs	701	580	1,396	1,223
Amortization of intangible assets	315	22	629	25
Amortization of other costs	17	—	28	—
EBITDA	1,104	737	171	2,271
Share-based compensation expense	358	221	826	400
Transaction related professional fees, advisory fees and other internal direct costs	152	524	226	550
Associate severances and other costs relating to transactions or corporate restructuring	––	––	383	––
Other non-recurring operating expenses	1,068	––	1,762	––
Adjusted EBITDA	$2,682	1,482	3,368	3,221